                                                                     EXHIBIT 4.7

CERTIFICATE NO. W-1

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY APPLICABLE STATE SECURITIES ACTS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.


                              WARRANT TO PURCHASE
                            SHARES OF COMMON STOCK
                                      OF
                                 NETZEE, INC.
                            ======================

                  DATE OF INITIAL ISSUANCE:  October 18, 1999

     THIS CERTIFIES THAT, for value received, the Holder (as defined below) is entitled to purchase from the Company (as defined below), at any time prior to August 31, 2004, four hundred sixty-one thousand eight hundred seventy-six (461,876) shares of Common Stock (as defined below) of the Company (subject to adjustment as hereinafter provided), at the Warrant Price (as defined below), which shall be payable in lawful money of the United States of America upon the exercise hereof. The exercise of this Warrant shall be subject to the provisions, limitations, and restrictions herein contained and may be exercised in whole or in part.

SECTION 1.  DEFINITIONS.
----------  -----------

     For all purposes of this Warrant, the following terms shall have the meanings indicated:

     "Common Stock" shall mean and include the Company's common stock, now or
      ------------
hereafter authorized by the Company's articles of incorporation.

     "Company" shall mean Netzee, Inc., a Georgia corporation.
      -------

     "Current Market Price" shall mean the average of the daily closing prices
      --------------------
of one share of Common Stock for the thirty (30) consecutive business days ending fifteen (15) business days before the day in question and such average will be adjusted for any stock dividend, split, combination or reclassification that took effect during such thirty (30) business day period. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the average of the last reported bid and asked prices, as reported by Nasdaq on such day, or if the Common Stock is not traded in such manner that the prices referred to above are available for the period required hereunder, the Current Market Price shall be determined in good faith by the Board of Directors of the Company (which determination shall be conclusive absent manifest error).

     "Holder" shall mean Kellett Partners, L.P. or its registered assigns of all
      ------
or any portion of this Warrant.

     "Nasdaq" shall mean any tier of the Nasdaq Stock Market, including the
      ------
Nasdaq National Market and the Nasdaq SmallCap Market.

     "Notice of Exercise" shall mean the Notice of Exercise of Warrant to
      ------------------
Purchase Common Stock of Netzee, Inc. attached hereto and hereby incorporated herein.

     "Securities Act" shall mean the Securities Act of 1933, as amended.
      --------------

     "State Acts" shall mean any applicable state or local securities or blue
      ----------
sky acts.

     "Warrant" shall mean this Warrant issued to Kellet Partners, L.P.
      -------

     "Warrant Price" shall mean Three Dollars and Twenty-Five Cents ($3.25) per
      -------------
share, subject to adjustment in accordance with Section 2 hereof.

     "Warrant Shares" shall mean shares of Common Stock purchased or purchasable
      --------------
by the Holder upon the exercise of this Warrant.

SECTION 2.  EXERCISE OF WARRANT.
----------  -------------------

     2.1.  Procedure for Exercise of Warrant.  To exercise this Warrant in whole
           ---------------------------------
or in part, the Holder shall deliver to the Company as provided in Section 10 hereof at any time prior to August 31, 2004: (a) a Notice of Exercise; (b) (i) cash or certified or official bank check, payable to the order of the Company in the amount of the Warrant Price for each Warrant Share being purchased upon such exercise, (ii) debt securities of the Company having a principal amount or equity securities of the Company having a Current Market Price equal to the Warrant Price for each Warrant Share being purchased upon such exercise or (iii) a written notice to the Company that the Holder is exercising the Warrant (or a portion thereof) by authorizing the Company to withhold from issuance a number of Warrant Shares issuable upon such exercise of the Warrant which, when multiplied by the Current Market Price of a Warrant Share, is equal to the Warrant Price for the Warrant Shares being purchased (and such withheld shares shall no longer be issuable under this Warrant); and (c) this Warrant. Upon delivery of all items required by this Section 2.1 and payment of the Warrant Price in full, the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company may then be closed or that certificates representing such Warrant Shares may not then be actually delivered to the Holder. The Company shall, as promptly as practicable thereafter, and in any event within five (5) business days thereafter, execute, or cause to be executed, and deliver to the Holder, or the Holder's nominee, a certificate or certificates representing the aggregate number of Warrant Shares specified in the Notice of Exercise. Each stock certificate so delivered shall be in such denomination as may be requested by the Holder and shall be registered in the name of the Holder or such other name as shall be designated by the Holder. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said

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stock certificate or certificates, deliver to the Holder a new Warrant evidencing the right of the Holder to purchase the remaining shares of Common Stock covered by this Warrant. The Company shall pay the cost of preparation, execution and delivery of such stock certificates pursuant to this Section 2.1 regardless of the name or names in which such stock certificates shall be registered. As a condition to exercise of this Warrant, and in addition to the other deliveries required pursuant to this Section 2.1, the Company may request the Holder to execute and deliver to the Company a letter evidencing the Holder's investment intent and containing provisions necessary to evidence the applicability of exemptions from registration under applicable securities laws.

     2.2.  Transfer Restriction Legend.  Each certificate for Warrant Shares
           ---------------------------
initially issued upon exercise of this Warrant shall bear a legend in substantially the following form (and any additional legend appropriate under the State Acts) on the face or back thereof unless such Warrant Shares shall be registered under the Securities Act and the State Acts at the time of exercise:

          "The shares represented by this stock certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), nor under any state securities laws (the "State Acts") and shall not be transferred at any time in the absence of (i) an effective registration statement under the Act and the State Acts with respect to such shares at such time; or (ii) an opinion of counsel satisfactory to the Company and its counsel, to the effect that such transfer at such time will not violate the Act or any applicable State Acts; or (iii) a favorable "no action" letter from the Securities and Exchange Commission and a comparable ruling from any similar state agency with respect to the State Acts directly addressing such transfer."

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend shall also bear such legend unless in the opinion of counsel for the holder thereof (which counsel and opinion shall be reasonably satisfactory to counsel for the Company) the securities represented thereby are not, at such time, required by law to bear such legend.

     2.3.  Character of Warrant Shares.  All Warrant Shares shall be duly
           ---------------------------
authorized, validly issued, and, upon payment of the Warrant Price, fully paid and nonassessable.

     2.4.  Adjustment of Number of Shares.  Upon each adjustment of the Warrant
           ------------------------------
Price as provided in Section 2.5 hereof, the Holder shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, the number of Warrant Shares (calculated to the nearest whole share) obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of Warrant Shares immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment.

     2.5.  Adjustment of Warrant Price.  The Warrant Price shall be subject to
           ---------------------------
adjustment from time to time as follows:

          (a) If the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split of shares of Common Stock, then the Warrant Price in effect immediately prior to such stock dividend, subdivision or split shall be proportionately decreased and the number of Warrant Shares shall be proportionately increased.

          (b) If the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then the Warrant Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares shall be proportionately decreased.

          (c) If the Company shall declare a cash dividend upon its Common Stock payable otherwise than out of earnings or earned surplus or shall distribute to holders of the Common Stock shares of its capital stock other than Common Stock, stock or other securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends and distributions) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Company convertible into or exchangeable for Common Stock), then, in each such case, the Warrant Price in effect immediately prior to such dividend or distribution shall be adjusted as follows. Immediately following the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or distribution, the Warrant Price in effect thereafter shall be determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction of which the numerator shall be an amount equal to (i) the Current Market Price of one share of Common Stock less (ii) the fair market value (as determined by the Board of Directors of the Company, which determination shall be conclusive absent manifest error) of the stock, securities, evidences of indebtedness, assets, options or rights so distributed in respect of one share of Common Stock, and of which the denominator shall be the Current Market Price.

          (d) All calculations under this Section 2.5 shall be made to the nearest whole share.

          (e) Whenever the Warrant Price shall be adjusted as provided in this
Section 2.5, the Company shall prepare a statement showing the facts requiring such adjustment and the Warrant Price and the number of Warrant Shares that shall be in effect after such adjustment. The Company shall cause a copy of such statement to be sent to the Holder. Where appropriate, such copy may be given in advance and may be included as part of the notice required to be mailed under the provisions of Section 2.5(g) hereof.

          (f) Adjustments made pursuant to Sections 2.5(a), (b) and (c) shall be made on the date such dividend, subdivision, split, combination or distribution is made, and shall become effective at the opening of business on the business day next following the record date for the determination of shareholders entitled to such dividend, subdivision, split, combination or distribution.

          (g) In the event the Company shall propose to take any action of the types described in Sections 2.5(a), (b), or (c) the Company shall forward, at the same time and in the same manner, to the Holder such notice, if any, that the Company shall give to the holders of capital stock

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of the Company. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

          (h) Whenever the provisions of this Section 2.5 shall require that an adjustment shall become effective immediately after the record date for an event and the Holder exercises its Warrant after such record date and before the occurrence of such event, the Company may defer until the occurrence of such event issuing to the Holder the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment; provided, however, that the Company shall deliver to such
                 --------  -------
Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

          (i) The sale or other disposition of any Common Stock theretofore held in the treasury of the Company shall be deemed to be an issuance thereof.

SECTION 3.  OWNERSHIP AND TRANSFER.
----------  ----------------------

     3.1.  Ownership.  The Company may deem and treat the person in whose name
           ---------
this Warrant is registered as the Holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant for registration of transfer as provided in this
Section 3.

     3.2.  Transfer and Replacement.  Subject to restrictions on transfer of
           ------------------------
this Warrant under the Securities Act or the State Acts, this Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by the Holder hereof in person or by duly authorized attorney, and a new Warrant or Warrants, of the same tenor as this Warrant but registered in the name of the transferee or transferees shall be made and delivered by the Company upon surrender of this Warrant duly endorsed, at the office of the Company.
Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of this Warrant, and of indemnity or security reasonably satisfactory to it, or upon surrender of this Warrant if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any transfer or replacement.

SECTION 4.  MERGERS, CONSOLIDATIONS, SALES.
----------  ------------------------------

     In the case of any proposed consolidation, any proposed merger of the Company with another corporation in which the Company does not survive or survives only as a subsidiary of another corporation, any proposed sale of substantially all of the Company's outstanding capital stock, any proposed sale of all or substantially all of the Company's assets, or any proposed reorganization or reclassification of the securities of the Company, then, as a condition of such consolidation, merger, sale, reorganization or reclassification, the Holder will be given advance notice thereof in sufficient time to enable Holder to exercise this Warrant and participate in such transaction as a shareholder of the Company. In the case of any proposed merger in which the Company is the survivor (and not as a subsidiary of another corporation), the Holder will be given advance notice thereof in time sufficient to enable Holder to exercise this Warrant, but in the event the Warrant is not exercised, it shall continue in force.

SECTION 5.  NOTICE OF MERGER, ETC; TERMINATION OF WARRANT.
----------  ---------------------------------------------

     In case of any distribution of the assets of the Company in dissolution, winding up or liquidation or in case of any proposed consolidation, merger, sale of stock or sale of assets described in the first sentence of Section 4 hereof, the Company shall give notice thereof to the Holder and shall make no distribution to shareholders of the Company or effect such proposed transaction until the expiration of ten (10) days from the date of mailing of the aforesaid notice and, in any case, the Holder may exercise this Warrant within ten (10) days from the date of the giving of such notice, and all rights herein granted not so exercised within such ten (10) day period shall thereafter become null and void.

SECTION 6.  NOTICE OF EXTRAORDINARY DIVIDENDS.
----------  ---------------------------------

     If the Board of Directors of the Company shall declare any dividend or other distribution on its Common Stock except out of earnings or earned surplus or by way of a stock dividend payable in shares of its Common Stock, the Company shall mail notice thereof to the Holder hereof not less than ten (10) days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution, and the Holder shall not participate (except as otherwise provided in Section 2.5 hereof) in such dividend or other distribution unless this Warrant is exercised prior to such record date. The provisions of this Section 6 shall not apply to distributions made in connection with transactions covered by Section 4 hereof.

SECTION 7.  FRACTIONAL SHARES.
----------  -----------------

     Fractional shares shall not be issued upon the exercise of this Warrant but in any case where the Holder would, except for the provisions of this Section 7, be entitled under the terms hereof to receive a fractional share upon the complete exercise of this Warrant, the Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the value of such fractional share (as determined in good faith by the Board of Directors of the Company, which determination shall be conclusive absent manifest error).

SECTION 8.  CLOSING OF TRANSFER BOOKS.
----------  -------------------------

     The right to exercise this Warrant shall not be suspended during any period while the stock transfer books of the Company may be closed. The Company shall not be required, however, to deliver certificates for the Warrant Shares while such books are duly closed for any purpose, but the Company may postpone the delivery of the certificates for such Common Stock until the opening of such books, and they shall be delivered as soon as practicable thereafter.

SECTION 9.  RESERVED SHARES.
----------  ---------------

     The Company shall reserve and set apart and have available for issuance at all times, free from preemptive rights, out of its treasury stock or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the exercise of this Warrant, the number of shares of Common Stock sufficient to provide for the exercise of this Warrant.

SECTION 10.  NOTICES.
-----------  -------

     Any notice or other document required or permitted to be given or delivered to the Holder shall be delivered at, or sent by certified or registered mail, postage prepaid, to Kellett Partners, L.P., 200 Galleria Parkway, Suite 1800, Atlanta, Georgia 30339, or to such other address as shall have been furnished to the Company in writing by the Holder. Any notice or other document required or permitted to be given or delivered to the Company shall be delivered at, or sent by certified or registered mail, postage prepaid, to, the address of the Company as set forth following its signature below, or to such other address as shall have been furnished to the Holder in writing by the Company. Any notice or other document so addressed and mailed by registered or certified mail shall be deemed to be given when so mailed. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee.

SECTION 11.  NO RIGHTS AS SHAREHOLDER; LIMITATION OF LIABILITY.
-----------  -------------------------------------------------

     This Warrant shall not entitle the Holder to any of the rights of a shareholder of the Company. No provision hereof, in the absence of the purchase of shares of Common Stock by the Holder pursuant to this Warrant, shall give rise to any liability of the Holder for the exercise price hereunder or as a shareholder of the Company, whether such liability is asserted by the Company or any third party.

SECTION 12.  LAW GOVERNING.
-----------  -------------

     This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia.

SECTION 13.  MISCELLANEOUS.
-----------  -------------

     This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought. The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the 18th day of October, 1999.

                                       NETZEE, INC.



                                       By: /s/ Richard S. Eiswirth, Jr.
                                           -------------------------------------
                                           Name:  Richard S. Eiswirth, Jr.
                                           Title: CFO & EVP

                                       Address:  2410 Paces Ferry Road
                                                 150 Paces Summit
                                                 Atlanta, Georgia  30339

                                  ASSIGNMENT
                                  ----------


                    TO BE EXECUTED BY THE REGISTERED HOLDER
                        TO TRANSFER THE WITHIN WARRANT


     FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of Warrant Shares set forth below:

     Name and Address of Assignee                      No. of Warrant Shares
     ----------------------------                      ---------------------





and does hereby irrevocably constitute and appoint as Attorney
____________________ to register such transfer on the books of the Company maintained for purpose, with full power of substitution.

Dated:               ,
      ---------------  -----        --------------------------------------------
                                    Name of Holder

Signature Guarantee:
                                    By:
                                           -------------------------------------
                                    Name:
                                           -------------------------------------
     (Affix Stamp)                  Title:
                                           -------------------------------------
By:
    ----------------------------
    Title:


                                    NOTICE
                                    ------

     The signature to the foregoing Assignment must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

     The signature to this assignment must be guaranteed by a national bank or trust company or by a firm that is a member of the National Association of Securities Dealers, Inc.

                              NOTICE OF EXERCISE
                            OF WARRANT TO PURCHASE
                         COMMON STOCK OF NETZEE, INC.
                         ============================


To:  Netzee, Inc.
     2410 Paces Ferry Road
     150 Paces Summit
     Atlanta, Georgia  30339

     The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-1), hereby agrees to subscribe for the purchase of ______ shares of the Common Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.

     Payment shall be made by (check one of the following):

     _____ 1. Delivery of $_______ transmitted hereby by certified or official bank check.

     _____ 2. Delivery of stock certificate no(s). _________ and surrender of shares of the Company's common stock evidenced thereby having a Current Market Price on the date hereof of $________ (computed in accordance with the definition of Current Market Price set forth in Section 1 of the Warrant) (i.e., a "cashless" exercise).

     _____ 3. Delivery of the Company's _______ in the aggregate amount of $_______ and surrender of $__________ in principal amount thereof, plus accrued and unpaid interest in the amount of $____________ (i.e., a "cashless" exercise).

     _____ 4.  Surrender of ______ Warrant Shares exercisable under Warrant No.
____, having a Current Market Price on the date hereof of $______ (computed in accordance with the definition of Current Market Price set forth in Section 2 of the Warrant) (i.e., a net issuance exercise).

     If such shares shall not be all of the shares purchasable hereunder, a new Warrant of like tenor for the balance of the shares purchasable hereunder shall be delivered to the undersigned.


                                       Signature
                                                 -------------------------------
                                       Address:
                                                 -------------------------------